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EXHIBIT 99.1
NEWS                                CONTACT:    IRENE HONEYCUTT

FOR IMMEDIATE RELEASE                           Investor Relations
                                                ORBIT/FR, Inc.
                                                (215) 674-5100
                                                irene@orbitfr.com



                      ORBIT/FR REPORTS ON DELISTING NOTICE

            HORSHAM, PA: April 10, 2003 -- ORBIT/FR, Inc. (NASDAQ: ORFR), today reported that it received a letter from The Nasdaq Stock Market, Inc. advising that the Nasdaq Listing Qualifications Panel has rejected the Company's appeal of the Nasdaq Staff Determination to delist the Company's securities from The Nasdaq SmallCap Market because its common stock has failed to meet The Nasdaq SmallCap Market continued listing requirement for minimum market value of public float. The Company's securities will be delisted from The Nasdaq SmallCap Market effective April 11, 2003, and will be immediately eligible for quotation on the OTC Bulletin Board effective with the open of business on April 11, 2003, under the symbol ORFR.

ORBIT/FR, Inc. develops, markets and supports sophisticated automated microwave test and measurement systems for the wireless communication, satellite, automotive and aerospace / defense industries.

Except for historical information, the matters discussed in this news release may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the current intent, belief or expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements, including those regarding the ability to maintain eligibility for quotation on the OTC Bulletin Board involve a number of risks and uncertainties that could materially affect actual results. Such risks and uncertainties are identified in the Company's reports and registration statements filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2002 and Forms 10-Q.

This press release, and all SEC filings are available at www.orbitfr.com



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